                                                                   Exhibit 1.2

                                                                     EXECUTION


                DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
                DISTRIBUTION FINANCIAL SERVICES RV TRUST 1999-1

                            Asset Backed Securities

                                TERMS AGREEMENT
                                ---------------



                                                                March 12, 1999





To: Deutsche Recreational Asset Funding Corporation, as Depositor under the Trust Agreement dated as of March 1, 1999 (the "Trust Agreement").

Re: Underwriting Agreement dated as of March 12, 1999 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

         Series Designation:  Series 1999-1.

         Terms of the Series 1999-1 Securities: Distribution Financial Services RV Trust 1999-1 Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B, and Class C Notes (the "Securities") will evidence beneficial ownership interest in a pool of Receivables having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B, and Class C Notes (collectively, the "Offered Securities") are being sold pursuant to the terms hereof.

         Registration Statement:  File Number 333-56303.

         Certificate Ratings: It is a condition of Closing that at the Closing Date the Class A-1 Securities be rated "A-1+" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and "F1+" by Fitch IBCA ("Fitch"); that the Class A-2, Class A-3, Class A-4, Class A-5, and Class A-6 Securities be rated "AAA" by S&P and by Fitch; that the Class B Securities be rated "A" by S&P and by Fitch; and that the Class C Securities be rated "BBB" by S&P and by Fitch.

         Terms of Sale of Offered Securities: The Depositor agrees to sell to Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters") and Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated each agree, severally and not jointly, to purchase from the Depositor the Offered Securities in the principal amounts and prices set forth beneath their respective names on Schedule 1. The purchase price for each class of the Offered Securities shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

         Cut-off Date:  March 1, 1999.

         Closing Date: 10:00 A.M., New York time, on or about March 18, 1999. On the Closing Date, the Depositor will deliver the Offered Securities to the Underwriters against payment therefor.

         Underwriter-Provided Information: The Depositor and DFS each acknowledge and agree that the information set forth in (i) the table immediately following the first paragraph under the caption "Underwriting" in the Prospectus Supplement dated March 12, 1999, (ii) the second and third paragraphs under such caption in such Prospectus Supplement and (iii) the table immediately following the third paragraph under such caption in such Prospectus Supplement, as such information relates to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

         Incorporation of the Standard Terms: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 14 through 17 of the Standard Terms are incorporated herein by reference in their entirety.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, Deutsche Recreational Asset Funding Corporation and Deutsche Financial Services Corporation.

                              Very truly yours,


                              DEUTSCHE BANK SECURITIES INC.


                              By:/s/ James Rothman
                                 -----------------------------
                                     Name:  JAMES ROTHMAN
                                     Title: VICE PRESIDENT


                              By:/s/ David Bondy
                                 -----------------------------
                                     Name:  DAVID BONDY
                                     Title: DIRECTOR

                              Acting on behalf of itself
                              and as the Representative
                              of the Underwriters named
                              herein.



Accepted in New York, New York,
as of the date hereof:

DEUTSCHE RECREATIONAL ASSET FUNDING
CORPORATION


By:/s/ Richard C. Goldman
   --------------------------------
       Name:  Richard C. Goldman
       Title: Vice President

By:/s/ Richard H. Schumacher
   --------------------------------
       Name:  Richard H. Schumacher
       Title: Vice President

DEUTSCHE FINANCIAL SERVICES CORPORATION


By:/s/ Richard C. Goldman
   --------------------------------
       Name:  Richard C. Goldman
       Title: Senior Vice President


By:/s/ Richard H. Schumacher
   --------------------------------
       Name:  Richard H. Schumacher
       Title: Senior Vice President

                                   Schedule 1
                                   ----------

                                                                         Approximate            Approximate           Approximate
                                                                            Amount                 Amount         Amount Purchased
                                      Initial          Purchase          Purchased by           Purchased by          by Morgan
                   Interest          Principal           Price          Deutsche Bank           Bear, Stearns        Stanley & Co.
     Class           Rate           Amount (1)        Percentage       Securities Inc.           & Co. Inc.           Incorporated
     -----           ----           -----------       ----------       ---------------           ----------           ------------
                        C
Class A-1            4.97%          $112,743,000       99.900000%         $37,581,000            $37,581,000           $37,581,000
Class A-2            5.38            227,529,000       99.799484           75,843,000             75,843,000            75,843,000
Class A-3            5.70            197,998,000       99.735600           65,999,333             65,999,333            65,999,333
Class A-4            5.84            192,642,000       99.735422           64,214,000             64,214,000            64,214,000
Class A-5            5.97            159,722,000       99.715387           53,240,667             53,240,667            53,240,667
Class A-6            6.02             64,366,000       99.646257           21,455,333             21,455,333            21,455,333
Class B              6.36             25,000,000       99.391902            8,333,333              8,333,333             8,333,333
Class C              7.23             20,000,000       99.227946            6,666,667              6,666,667             6,666,667
Total                             $1,000,000,000

(1)      Approximate.